EXHIBIT (a)(1)(iii)

Not Valid Unless Signed by an Eligible Institution

PRE-PAID LEGAL SERVICES, INC.

Notice of Guaranteed Delivery
of Shares of Common Stock Pursuant to an
Offer to Purchase for Cash up to 1,000,000 Shares of
Pre-Paid Legal Services, Inc. Common Stock
At a Fixed Purchase Price of $35.00 Per Share

This form, or a facsimile hereof, must be used to accept the offer if:

1.    The certificates for your shares of common stock, par value $0.01 per share, of Pre-Paid Legal Services, Inc. are not immediately available; or

2.    Time will not permit the Letter of Transmittal (blue form) or other required documents to reach the depositary before the expiration date, as defined in Section 1 of the Offer to Purchase dated July 5, 2006 (white booklet); or

3.    The procedures for book-entry transfer cannot be completed on a timely basis.

This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the depositary by the expiration date of the offer. See “Section 3. Procedure for Tendering Shares” in the Offer to Purchase.

DEPOSITARY:

UMB BANK, n.a.

Facsimile Number: (781) 380-3388
Confirm by Telephone: (781) 843-1833

By Overnight Delivery or Courier:
Pre-Paid Legal
UMB Bank, n.a.
161 Bay Street Drive
Braintree, MA 02184

By Mail:
Pre-Paid Legal
UMB Bank, n.a.
P. O. Box 859208
Braintree, MA 02185-9208

Delivery of this instrument to an address other than as set forth above or transmission via facsimile to a number other than as listed above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby tenders to Pre-Paid Legal Services, Inc., at $35.00 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the accompanying Offer to Purchase, dated July 5, 2006 (white booklet), and the related Letter of Transmittal (blue form), which together constitute the “offer,” receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share, specified below pursuant to the guaranteed delivery procedure set forth under “Section 3. Procedure for Tendering Shares” in the Offer to Purchase.

Please call the information agent for assistance in completing this form toll free at (866) 828-4305.

(1) Shares tendered

Number of shares tendered:________________ Certificate Nos. (if available): ______________

☐ Check box if shares will be surrendered by book-entry transfer.

DTC Account Number:___________________________

Name(s) of Record Holder(s):_____________________________________________________

Address: _____________________________________________________________________

______________________________________________________________________________

Area Code and Telephone Number: (____) ____________

Social Security Number: ____-___-_____ or Employer Identification Number: ______________________

Dated: ___________, 2006	Signatures
(2) Odd lots (see Instruction 9 in the Letter of Transmittal)

This section is to be completed ONLY if shares are being tendered by or on behalf of a person owning of record or beneficially, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐ is the record or beneficial owner(s), of an aggregate of fewer than 100 shares, all of which are being tendered, or

☐ is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record owner, and (b) believes, based upon representations made to it by each beneficial owner(s), that such person is the beneficial owner of an aggregate of fewer than 100 shares, and is tendering all of the shares.

ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

(3) Conditional tender (See Section 6 in the Offer to Purchase)

You may condition the tender of your shares upon the purchase by Pre-Paid Legal Services of a specified minimum number of the shares you tendered. Unless at least the minimum number of shares tendered by you is purchased by Pre-Paid Legal Services, none of the shares tendered hereby will be purchased. You are urged to consult your tax advisor. Unless this box has been completed by specifying a minimum number of shares, the tender will be deemed unconditional.

☐ Check here and complete the following if your tender is conditional on Pre-Paid Legal Services purchasing all or a minimum number of your tendered shares.

Minimum number of shares that must be purchased, if any are purchased: ____________ shares

If, because of proration, the minimum number of shares designated will not be purchased, Pre-Paid Legal Services may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares.

☐ Check here if you are tendering all of the shares you own.

(4) Guarantee of delivery (not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States, hereby (i) represents that the undersigned has a net long position in shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the shares tendered, (ii) represents that such tender of shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of the shares into the depositary’s account at The Depository Trust Company, pursuant to the procedures set forth under “Section 3. Procedure for Tendering Shares” in the Offer to Purchase, together with a properly completed and duly executed Letter of Transmittal, or facsimile thereof, with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the depositary at one of its addresses set forth above within three NYSE trading days after the date of execution hereof.

Name of Firm: _________________________	_______________________________ (Authorized Signature)
Address: _____________________________	Name: _______________________
_____________________________________ City State Zip Code	Title: ________________________
Area Code and Tel. No.: __________________	Dated: ____________________, 2006

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK
CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.